Exhibit 99.1

NEWS BULLETIN

RE: CLAIRE’S STORES, INC.

2400 WEST CENTRAL ROAD, HOFFMAN ESTATES, ILLINOIS 60192

CLAIRE’S STORES, INC. REPORTS FISCAL 2018

FIRST QUARTER RESULTS

CHICAGO, June 13, 2018. Claire’s Stores, Inc. (the “Company”), one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens, and kids, today reported its financial results for the fiscal 2018 first quarter, which ended May 5, 2018.

First Quarter Results

The Company reported net sales of $311.0 million for the fiscal 2018 first quarter, an increase of $11.4 million, or 3.8% compared to the fiscal 2017 first quarter. Net sales were affected by a favorable foreign currency translation effect of our non-U.S. net sales, an increase in new concession and company-operated store sales and increased franchisee sales, partially offset by the effect of store closures and a decrease in same store sales. Net sales would have decreased 1.0% excluding the impact of foreign currency exchange rate changes.

Consolidated same store sales decreased 0.4%, with North America same store sales increasing 5.4% and Europe same store sales decreasing 9.9%. The Company computes same store sales on a local currency basis, which eliminates any impact from changes in foreign currency exchange rates. For the fiscal 2018 second quarter-to-date period, consolidated same store sales have increased approximately 1.0%, with North America outperforming Europe.

Gross profit percentage increased 70 basis points to 50.0% during the fiscal 2018 first quarter versus 49.3% for the prior year quarter. This increase in gross profit percentage consisted of a 100 basis point decrease in occupancy costs, partially offset by a 20 basis point increase in buying and buying-related costs and by a 10 basis point decrease in merchandise margin. The decrease in occupancy costs, as a percentage of net sales, resulted primarily from the leveraging effect of an increase in total net sales.

Selling, general and administrative expenses increased $15.3 million, or 13.8%, compared to the fiscal 2017 first quarter. As a percentage of net sales, selling, general and administrative expenses increased 350 basis points compared to the three months ended April 29, 2017. Excluding an unfavorable $6.0 million foreign currency translation effect and non-recurring pre-Chapter 11 consulting expense of $8.6 million, selling, general, and administrative expenses would have increased by $0.7 million. Excluding the foreign currency translation effect and non-recurring pre-Chapter 11 consulting expense of $8.6 million, the increase was primarily due to increased compensation-related expense, including store incentive compensation, and concession store commission expense.

Adjusted EBITDA in the fiscal 2018 first quarter was $41.9 million compared to $41.8 million last year. Adjusted EBITDA would have been $41.0 million excluding the foreign currency translation effect in the first quarter of 2018. The Company defines Adjusted EBITDA as earnings before income taxes, net interest expense, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, and reorganization items. Adjusted EBITDA excludes management fees, severance, the impact of transaction-related costs and certain other items. A reconciliation of net loss to Adjusted EBITDA is attached.

As of May 5, 2018, cash and cash equivalents were $56.1 million. The Company had an additional $65.6 million of borrowing availability under its debtor-in-possession credit facility as of May 5, 2018, net of applicable reserves. The fiscal 2018 first quarter cash balance increase of $13.7 million consisted of proceeds from the issuance of our $60.0 million debtor-in-possession term loan, positive impacts of $41.9 million of Adjusted EBITDA, partially offset by $31.0 million from net repayments under our former ABL Credit Facility, $20.0 million from seasonal working capital uses, $8.6 million of pre-Chapter 11 consulting fees, $8.5 million of cash interest payments, $5.2 million of capital expenditures, $4.0 million for payment of reorganization items, $4.0 million in debtor-in-possession financing costs, $3.0 million for payment of current portion of long-term debt, $2.3 million for other items and $1.6 million for tax payments.

Store Count as of:	May 5, 2018	February 3, 2018	April 29, 2017
North America	1,516	1,568	1,630
Europe	1,018	1,026	1,050

Subtotal Company-operated	2,534	2,594	2,680

Franchise	714	722	647

Total global stores	3,248	3,316	3,327

Concession stores	5,230	970	901

Chapter 11 Proceedings

On March 19, 2018, the Company and certain of its domestic subsidiaries (together with the Company, the “Debtors”), commenced voluntary chapter 11 cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors commenced the Chapter 11 Cases to eliminate a substantial portion of debt from the Company’s balance sheet and to position Claire’s for long-term success. Holders of approximately 96.5% of the Company’s first lien debt, 8% of its second lien notes, and 83% of its unsecured notes support the Debtors’ restructuring.

The Chapter 11 Cases are being jointly administered for procedural purposes only under the caption In re Claire’s Stores, Inc., et al., Case No. 18-10584 (MFW). Additional information regarding the Chapter 11 Cases is available in our filings with the Securities and Exchange Commission (the “SEC”), including our Current Reports on Form 8-K filed on March 19, 2018 and April 5, 2018 and our Annual Report on Form 10-K filed on April 20, 2018. Claire’s expects to operate its business in the ordinary course during its restructuring process, and its Claire’s® and Icing® locations worldwide will continue to provide their customers with the assortment of products and quality of service they have come to expect to find in the Company’s stores.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of May 5, 2018, Claire’s Stores, Inc. operated 2,534 stores in 17 countries throughout North America and Europe, excluding 5,230 concession locations. The Company franchised 714 stores in 28 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America, Southern Africa, and Russia. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. Risks and uncertainties relating to any capital restructuring initiative include: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate as a debtor in possession in chapter 11, risks associated with motions filed and relief sought by third parties in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects and increased legal and other professional costs necessary to execute the Company’s reorganization; risks and uncertainties associated with the transactions contemplated by the Debtors’ debtor-in-possession financing and restructuring support agreement, including satisfaction of the conditions thereto, which conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control, including the negotiation of terms, conditions and provisions related thereto; the ability of the Debtors to obtain requisite support for the restructuring and a chapter 11 plan of reorganization from various stakeholders; the ability of the Company to continue as a going concern; the ability of the Debtors to confirm a chapter 11 plan of reorganization; and the effects of disruption from the Chapter 11 Cases and any restructuring transactions pursued or consummated in connection therewith or relating thereto, making it more difficult to maintain business, financing and operational relationships, to obtain and maintain normal terms with customers, suppliers and service providers and to retain key executives and to maintain various licenses and approvals necessary for the Company to conduct its business. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s most recent Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

Scott Huckins, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF OPERATIONS

(In thousands)

FIRST FISCAL QUARTER

	Three Months	Three Months
	Ended	Ended
	May 5, 2018	April 29, 2017
Net sales	$311,006	$299,621
Cost of sales, occupancy and buying expenses (exclusive of depreciation and amortization shown separately below)	155,648	151,788

Gross profit	155,358	147,833

Other expenses (income):
Selling, general and administrative (1)	125,781	110,512
Depreciation and amortization	13,194	11,203
Severance and transaction-related costs	376	143
Other income, net	(4,006)	(2,701)

	135,345	119,157

Operating income	20,013	28,676
Reorganization items, net (2)	10,009	—
Interest expense, net	24,889	43,580

Loss before income tax benefit	(14,885)	(14,904)
Income tax benefit	(3,254)	(8,146)

Net loss	$(11,631)	$(6,758)

(1)	Includes $8.6 million of Chapter 11 pre-petition costs incurred in Fiscal 2018 first quarter.
(2)	Represents Chapter 11 post-petition items recorded in Fiscal 2018 first quarter.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	May 5, 2018	February 3, 2018
	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash	$56,082	$42,446
Inventories	134,545	134,690
Prepaid expenses	38,931	32,284
Other current assets	23,939	26,858

Total current assets	253,497	236,278

Property and equipment:
Furniture, fixtures and equipment	216,416	223,644
Leasehold improvements	291,016	301,338

	507,432	524,982
Accumulated depreciation and amortization	(397,487)	(405,284)

	109,945	119,698

Leased property under capital lease:
Land and building	18,055	18,055
Accumulated depreciation and amortization	(7,442)	(7,216)

	10,613	10,839

Goodwill	1,132,575	1,132,575
Intangible assets, net of accumulated amortization of $88,043 and $87,295, respectively	452,822	457,078
Other assets	56,678	44,255

	1,642,075	1,633,908

Total assets	$2,016,130	$2,000,723

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current liabilities:
Current portion of long-term debt, net	87,298	1,894,039
Debtor-in-possession term loan	60,000	—
Trade accounts payable	44,997	62,965
Income taxes payable	7,290	4,049
Accrued interest payable	1,196	56,182
Accrued expenses and other current liabilities	92,737	94,934

Total current liabilities	293,518	2,112,169

Long-term debt, net	208,847	250,355
Obligation under capital lease	15,846	15,970
Deferred tax liability	30,537	32,614
Deferred rent expense	33,062	34,851
Unfavorable lease obligations and other long-term liabilities	—	10,040

	288,292	343,830

Liabilities subject to compromise	1,910,230	—
Commitments and contingencies
Stockholder’s deficit:
Common stock par value $0.001 per share; authorized 1,000 shares; issued and outstanding 100 shares	—	—
Additional paid-in capital	630,759	630,719
Accumulated other comprehensive loss, net of tax	(34,345)	(25,302)
Accumulated deficit	(1,072,324)	(1,060,693)

	(475,910)	(455,276)

Total liabilities and stockholder’s deficit	$2,016,130	$2,000,723

Net Loss Reconciliation to Adjusted EBITDA

Adjusted EBITDA represents net income (loss), adjusted to exclude income taxes, interest expense and income, depreciation and amortization, loss (gain) on early debt extinguishments, asset impairments, reorganization items, management fees, severance and transaction related costs, and certain non-cash and other items. We use Adjusted EBITDA as an important tool to assess our operating performance. We consider Adjusted EBITDA to be a useful measure in highlighting trends in our business. We reinforce the importance of Adjusted EBITDA with our bonus eligible associates by using this metric in our annual performance bonus program. We believe that Adjusted EBITDA is effective, when used in conjunction with net income (loss), in evaluating asset performance, and differentiating efficient operators in the industry. Furthermore, Adjusted EBITDA is defined in the covenants contained in our debt agreements and it is the metric we use to communicate our financial performance to our debt investors.

Adjusted EBITDA is not a measure of financial performance under GAAP, and is not intended to represent cash flow from operations under GAAP and should not be used as an alternative to net income (loss) as an indicator of operating performance or to represent cash flow from operating, investing or financing activities as a measure of liquidity. We compensate for the limitations of using Adjusted EBITDA by using it only to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business. Adjusted EBITDA has its limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP.

Some of the limitations of Adjusted EBITDA are:

•	Adjusted EBITDA does not reflect our cash used for capital expenditures;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and Adjusted EBITDA does not reflect the cash requirements for such replacements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital requirements; and

•	Adjusted EBITDA does not reflect the cash necessary to make payments of interest or principal on our indebtedness.

While Adjusted EBITDA is frequently used as a measure of operations and the ability to meet indebtedness service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation.

CLAIRE’S STORES, INC. AND SUBSIDIARIES

(DEBTOR-IN-POSSESSION)

ADJUSTED EBITDA

(UNAUDITED)

(In Thousands)

	Three Months Ended May 5, 2018	Three Months Ended April 29, 2017
Net loss	$(11,631)	$(6,758)
Income tax benefit	(3,254)	(8,146)
Interest expense	24,909	43,588
Interest income	(20)	(8)
Depreciation and amortization	13,194	11,203
Reorganization items, net (a)	10,009	—
Amortization of intangible assets	1,669	1,068
Stock compensation, book to cash rent (b)	(1,498)	(394)
Consulting expenses and management fees (c)	8,590	795
Other (d)	(41)	454

Adjusted EBITDA	$41,927	$41,802

a)	Represents reorganization items recorded in connection with the Company’s post-petition Chapter 11 activities.
b)	Includes: non-cash stock compensation expense, net non-cash rent expense, amortization of rent free periods, the inclusion of cash landlord allowances, and the net accretion of favorable (unfavorable) lease obligations.
c)	Includes: non-recurring consulting expenses and the former management fee paid to Apollo Management and Cowen Group, Inc.
d)	Includes: non-cash losses on property and equipment primarily associated with remodels, relocations and closures and non-cash asset write-offs; other payments associated with store closures; costs, including third party charges, compensation, incurred in conjunction with the relocation of new employees and retention of current employees; non-cash foreign exchange gains/losses resulting from intercompany transactions and remeasurements of U.S. dollar denominated cash accounts of our foreign entities into their functional currency; store pre-opening costs; and severance and transaction-related costs.